True Drinks Announces New Distribution at Rite Aid

AquaBall’s New Multi-pack Soon to be Stocked at National Drugstore Chain Across the USA

IRVINE, CA – (Marketwire – January 28, 2014) – True Drinks, Inc. (OTC QB: TRUU), a healthy beverage provider with major entertainment and media company licensing agreements for use of their characters on its proprietary, patented bottles, today announced that the company has secured distribution for AquaBallTM Naturally Flavored Water with Rite Aid. Two of the Company’s new multipack SKU’s, AquaBall Grape and Fruit Punch, will enter the nation’s third largest drugstore chain this June. Rite Aid operates more than 4,600 stores across 31 states and is the largest drugstore chain on the east coast. (NYSE: RAD)

“Rite Aid is clearly positioned as one of the leaders in the better for you, health and wellness space. We manufacture the healthiest kid’s beverage available – a great tasting alternative to sugary, high caloric beverages such as carbonated soft drinks and juice,” said Lance Leonard, CEO of True Drinks. “We take great pride in being able to partner with Rite Aid and have aggressive plans to link up with their Wellness Plus program to continue to focus upon, and expand, our general commitment to the overall well-being of America’s children.”

Jason Dorfman, National Director of Sales for True Drinks, commented, “This is a big day for True Drinks. We are very excited to announce this new business authorization, and we plan to aggressively support AquaBall inside Rite Aid to ensure our long-term success with the brand. Our focus is on making AquaBall available for purchase within all channels across the United States. This is a big step in that direction. AquaBall offers a premium product at a popular price and is a natural fit for Rite Aid and its loyal base of consumers.

“If you truly care about the wellness of your consumer, as many retailers claim, than there is no better beverage than AquaBall Naturually Flavored Water. We are the healthiest beverage inside this space, and, in 2014, a core focus of ours is to take our share of voice to new heights,” explains Kevin Sherman, Chief Marketing Officer for True Drinks. “A multi-faceted marketing campaign is soon to launch to communicate our brand’s position as the healthiest beverage on the market for children today. Please feel free to view a short video explaining who we are and our unique product attributes.” You can view the video at http://theaquaball.com/why-aquaball/.

About True Drinks, Inc.

True Drinks, Inc. is a beverage company with licensing agreements with major entertainment and media companies for use of their characters on its proprietary, patented bottles. AquaBallTM Naturally Flavored Water, the Company's vitamin-enhanced water that was created as a 0 calorie, sugar-free alternative to juice and soda for kids, is currently being sold into mass-market retailers throughout the United States. For more information, please visit www.theaquaball.com and www.truedrinks.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500